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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Innotrac Corporation

We consent to incorporation by reference in Registration Statement Nos. 333-66045 and 333-54970 on Form S-8 of our report dated March 28, 2006, relating to the consolidated financial statements of Innotrac Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP

Atlanta, Georgia
March 28, 2006